UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 19, 2015

FIRST CAPITAL, INC.

(Exact name of Registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	0-25023 (Commission File Number)	35-2056949 (IRS Employer Identification No.)

220 Federal Drive N.W. Corydon, Indiana 47112 (Address of Principal Executive Offices)	47112 (Zip Code)

Registrant’s telephone number, including area code: (812) 738-2198

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On November 19, 2015, First Capital, Inc. (the “Company”) held a Special Meeting of Shareholders pursuant to due notice. A total of 2,758,586 shares of the Company’s common stock were entitled to vote as of October 2, 2015, the record date for the Special Meeting.  Holders of a total of 1,727,764 shares were present in person or by proxy at the Special Meeting, at which the shareholders were asked to vote on two proposals. Set forth below are the matters acted upon by the shareholders at the Special Meeting, and the final voting results of each proposal.

Proposal No. 1 — Approval of the First Capital Merger Proposal

At the Special Meeting, the shareholders approved Agreement and Plan of Merger between the Company and Peoples Bancorp, Inc. of Bullitt County dated June 4, 2015 (the “Merger Agreement”) by the following vote:

Votes For	Votes Against	Abstentions

1,615,199	73,588	38,977

Proposal No. 2 — Adjournment of the First Capital Special Meeting

At the Special Meeting, the shareholders approved a proposal to adjourn or postpone the Special Meeting to permit further solicitation of proxies in the event that an insufficient number of shares is present in person or by proxy to approve the Merger Agreement by the following vote:

Votes For	Votes Against	Abstentions

1,622,956	72,846	31,962

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CAPITAL, INC.

Date: November 23, 2015	By:	/s/ M. Chris Frederick
M. Chris Frederick
Executive Vice President and Chief Financial Officer

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